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                                                                     EXHIBIT 2.2

                   AMENDMENT No. 1 TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT No.1 (this "Amendment") to that certain Stock Purchase Agreement entered into as of November 27, 2002, by and among Tecumseh Products Company, a corporation organized and existing under the laws of the State of Michigan (the "Purchaser"), BTR Industries Limited, a corporation organized and existing under the laws of England and Wales ("BTRI"), BTR (European Holdings) BV, a corporation organized and existing under the laws of the Netherlands ("BTR Holdings"), CPN Holdings Pty Limited, a corporation organized and existing under the laws of Australia ("CPN"), Invensys Controls Mexican Holding, L.L.C., a limited liability company organized and existing under the laws of Mexico ("ICMH") and BTR (USA) Finance Company, a Massachusetts business trust ("BTR Finance" and collectively with BTRI, BTR Holdings, CPN and ICMH, the "Sellers"), and Invensys plc, a corporation organized and existing under the laws of England and Wales ("Invensys") (together with the Annexes, Schedules and Exhibits thereto, the "Agreement") is entered into as of the 3rd day of December, 2002.

         WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement; and

         WHEREAS, the parties desire to amend Sections 2.3.1, 2.4.1 and 10.1 of the Agreement as described herein and to add a new Section 9.6.7 to the Agreement.

         NOW THEREFORE, in consideration of the mutual premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Sellers and Invensys agree to amend the Agreement as follows:

1. Section 2.3.1 is hereby amended by adding, immediately after the phrase "minus the Escrow Funds", the following:

         "and, if a certificate from the Canadian Minister of National Revenue under Section 116 of the Income Tax Act (Canada) with a limit at least equal to the allocation to Fasco Motors Limited (set forth in Section 2.4.1) is not received on or prior to the Closing Date, minus the Canadian Withholding Amount"

2.       Section 2.4.1 is hereby replaced in its entirety with the following:

         Sellers and Purchaser agree to allocate (i) 39,250,000 Canadian dollars to Fasco Motors Limited (Canada) and (ii) the balance of the Initial Purchase Price (which shall be determined by subtracting the amount described in clause (i) as converted to US dollars at the closing mid-point US dollar spot rate shown in the Financial Times published on the second Business Day before the Closing) among the remaining Companies at or prior to Closing. Within thirty (30) days following the later of the determination of the Adjustment Amount or the Pension Plan Assets Adjustment, Sellers and Purchaser shall agree upon a revised purchase price



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         allocation to reflect such adjustments in accordance with the character of each such adjustment and in a manner that is consistent with the allocation of the Initial Purchase Price; provided, that, for purposes of Section 2.4, no such adjustments shall be allocable to Fasco Motors Limited (Canada).

3. The following is added to the Agreement as a new Section 9.6.7:

                  9.6.7 Notwithstanding the issuance of a certificate from the Canadian Minister of National Revenue as described in Section 2.3.1, in the event that the Canadian authorities reject, challenge, or invalidate such certificate or seek an adjustment of any kind from Purchaser with regard to the Canadian Withholding Amount, such rejection, challenge, invalidation, or adjustment shall constitute a Seller Tax Act subject to the indemnification provisions of Section 9.6.1.

4. Section 10.1 of the Agreement is hereby amended by inserting the following defined term in alphabetical order:

                  "Canadian Withholding Amount" shall mean the amount that is required to be withheld by the Purchaser (or any Affiliate of the Purchaser that purchases the shares of Fasco Motors Limited (Canada)) pursuant to Section 116 of the Income Tax Act (Canada) (based upon the allocation to Fasco Motors Limited (Canada) set forth in Section 2.4) converted to US dollars at the closing mid-point US dollar spot rate shown in the Financial Times published on the first Business Day before the Closing.

5. Notwithstanding any other provision of the Agreement, the failure to obtain a certificate under Section 116 of the Income Tax Act (Canada) shall not constitute a condition to Closing.

6. Except as set forth herein, the Agreement is not otherwise amended in any respect.

7. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.





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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                TECUMSEH PRODUCTS COMPANY


                                By:     /s/ TODD W. HERRICK
                                    -----------------------------------------
                                Name:  Todd W. Herrick
                                Title:  President and Chief Executive Officer

                                BTR INDUSTRIES LIMITED


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------

                                BTR (EUROPEAN HOLDINGS) BV


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------

                                CPN HOLDINGS PTY LIMITED


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------

                                INVENSYS CONTROLS MEXICAN HOLDING, L.L.C.


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------

                                BTR (USA) FINANCE COMPANY


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------



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                                INVENSYS PLC


                                By:     /s/ VICTORIA HULL
                                   ------------------------------------------
                                Name:   Victoria Hull
                                     ----------------------------------------
                                Title:  General Counsel
                                      ---------------------------------------












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